UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

OCLARO, INC.
(Exact name of Registrant as specified in its charter)

000-30684
(Commission file number)

Delaware (State or other jurisdiction of incorporation or organization)	20-1303994 (I.R.S. Employer Identification Number)
2584 Junction Avenue, San Jose, California 95134
(Address of principal executive offices, zip code)
(408) 383-1400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On May 6, 2010, Oclaro, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., acting as representatives of the several underwriters named in Schedule II to the Underwriting Agreement (the “Underwriters”), providing for the sale to the public of up to 6,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at $12.00 per share. The Company has also granted the Underwriters a 30-day option to purchase up to an additional 900,000 shares to cover over-allotments, if any. The net proceeds to the Company from the offering, after deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $67.0 million, assuming no exercise by the Underwriters of the over-allotment option. The Underwriting Agreement contains other terms and conditions that are customary for transactions of this nature. The offering is expected to close on May 12, 2010, subject to the satisfaction of customary closing conditions.
     The foregoing summary is not intended to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 and is incorporated herein by reference.
     A copy of the Underwriting Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made solely for purposes of the offering and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Underwriting Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
     The offering is being made pursuant to an existing and effective shelf registration statement filed on Form S-3 (File No. 333-145665) with the Securities and Exchange Commission (the “SEC”), as supplemented by a preliminary prospectus supplement dated April 29, 2010 and a final prospectus supplement dated May 6, 2010, each filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended.
     The opinion of Jones Day regarding the validity of the shares of Common Stock being offered is filed as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated May 6, 2010, by and among the Company, Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., acting as representatives of the several underwriters named in Schedule II therein.

5.1	Opinion of Jones Day
23.1	Consent of Jones Day (included in Exhibit 5.1)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.
Date: May 7, 2010	By:	/s/ Jerry Turin
Jerry Turin
Chief Financial Officer